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                                                                   Exhibit 23.1


The Board of Directors and Stockholders
Rare Medium Group, Inc.:

         We consent to the use of our report included herein and to the references to our firm under the heading "Experts" in the Prospectus.


                                                    /s/ KPMG LLP



New York, New York
April 14, 2000